EXHIBIT 4(iii)

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

         AMENDMENT TO
  CERTIFICATE OF DESIGNATION
AFTER ISSUANCE OF CLASS OR SERIES
  (Pursuant to NRS 78.1955)

USE BLACK INK ONLY-DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

             CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.1955- AFTER ISSUANCE OF CLASS OR SERIES)

1.   NAME OF CORPORATION:

International Building Technologies Group, Inc.

2.   STOCKHOLDER APPROVAL PURSUANT TO STATUTE HAS BEEN OBTAINED.

3.   THE CLASS OR SERIES OF STOCK BEING AMENDED:

Preferred Series B Stock

4. BY A RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS, THE CERTIFICATE OF DESIGNATION IS BEING AMENDED AS FOLLOWS OR THE NEW CLASS OR SERIES IS:

The total authorized Preferred Series B stock is being amended from 3,000,000 shares to 490,000 shares. The new total authorized Preferred B stock is 490,000 shares.

5.   EFFECTIVE DATE OF FILING (OPTIONAL):

6.   OFFICER SIGNATURE (REQUIRED): X /s/ Kenneth Yeung

FILING FEE: $175.00
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.